DEBTOR-IN-POSSESSION CREDIT AGREEMENT


     THIS DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this "Agreement") is made and entered into as of February ___, 2004 by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company"); FV STEEL AND WIRE COMPANY, a Wisconsin corporation; SHERMAN WIRE COMPANY (f/k/a DeSoto, Inc.), a Delaware corporation; SHERMAN WIRE OF CALDWELL, INC., a Nevada corporation; J.L. PRESCOTT COMPANY, a New Jersey corporation; and DESOTO ENVIRONMENTAL MANAGEMENT, INC., a Delaware corporation (collectively with the Company, the "Borrowers"); the lenders listed in Annex I hereto (individually a "Lender" and collectively, the "Lenders"); and EWP FINANCIAL LLC, a Delaware limited liability company, as agent for the Lenders (the "Agent").

                                    Recitals:

     WHEREAS, on February ___, 2004 (the "Petition Date") the Borrowers filed voluntary petitions for relief under the Bankruptcy Code with the Bankruptcy Court and are continuing in possession of their respective assets and in management of their respective business pursuant to sections 1107 and 1108 of the Bankruptcy Code; and

     WHEREAS, the Borrowers have requested that the Lenders make funds available for the purposes set forth in this Agreement, and the Lenders are willing to do so pursuant to section 364(c) of the Bankruptcy Code, subject to the terms and conditions of the Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I.
                                   Definitions

     In addition to terms defined elsewhere in this Agreement, the following definitions shall apply for purposes of this Agreement:

     "Applicable Laws" shall have the meaning ascribed to it in Section 5.1(e) hereof.

     "Bankruptcy Code" means Title 11, U.S. Code (11 U.S.C. ss. 101 et seq), as amended from time to time, and any successor statute.

     "Bankruptcy Court" or "Court" means the United States Bankruptcy Court for the Eastern District of Wisconsin.

     "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended, promulgated under 28 U.S.C. ss. 2075 and the local rules of the Bankruptcy Court, as applicable from time to time to the Case.

     "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of Dallas, Texas are authorized by law, regulation or executive order to remain closed. If a payment date called for herein or in the Notes is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

     "Case" means the collective Chapter 11 cases of the Borrowers pending as Jointly Administered ---- Case No. ___________ in the Bankruptcy Court.

     "Closing" and "Closing Date" shall have the meaning ascribed to such terms in Section 2.2 hereof.

     "Collateral" means the property and assets described on Schedule 7.1 attached hereto and incorporated herein by reference.

     "Commitment" means, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I, as the same may be adjusted pursuant to
Section 2.1 hereof or as a result of assignments to or from such Lender pursuant to Section 8.8 hereof.

     "Commitment Fee" means a commitment fee payable to each Lender in the amount of 2% of its Commitment as set forth opposite such Lender's name in Annex I, one-half of which shall be payable on the Closing Date and the remaining one-half of which shall be payable on the earlier of (i) 150 days after the Closing Date and (ii) the closing date of the Sale of EWP.

     "Congress" means Congress Financial Corporation (Central), a Delaware corporation.

     "Congress Facility" means (i) that certain Amended and Restated Revolving Credit and Security Agreement dated as of December 29, 1995, as amended, between the Company and Congress, as assumed by the Borrowers and further amended by Assumption Agreement and Amendment to Financing Agreements dated as of February __, 2004 between the Borrowers and Congress, (ii) the other Financing Agreements (as defined in the agreements listed in clause (i) of this definition and (iii) the interim order entered in connection with the agreements listed in clauses
(i) and (ii) of this definition.

     "Confirmation Order" means the order entered by the Court confirming a Plan of Reorganization for the Borrowers in the Case pursuant to section 1129 of the Bankruptcy Code.

     "Contract" means any contract, agreement, undertaking or commitment (written or oral, formal or informal, firm or contingent) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries, or any of their respective assets are bound, and which has current operative or executory effect.

     "Credit Documents" means, collectively, this Agreement, the Notes and all other documents, agreements, instruments, opinions and certificates now or hereafter executed and delivered in connection herewith or therewith, as modified, amended, extended, restated or supplemented from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Default  Interest  Rate" shall have the meaning  ascribed to it in Section
3.1 hereof.

     "EWP" means Engineered Wire Products, Inc., a wholly-owned subsidiary of the Company.

     "EWP Sale Contract" means a binding contract satisfactory to the Company and approved by the Lenders, such approval not to be unreasonably withheld, providing for a Sale of EWP to a financially viable purchaser.

     "Expenses" means all reasonable costs and expenses of the Agent and the Lenders incurred in connection with the Credit Documents and the transactions contemplated therein, including, without limitation, (i) the costs of conducting record searches, examining collateral, and receiving and transferring funds (including charges for checks for which there are insufficient funds), (ii) the fees and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals), accountants, appraisers and other consultants, experts or advisors retained by the Agent or any of the Lenders,
(iii) the costs of preparing and recording releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents, (iv) the costs and expenses incurred in connection with the Agent's or the Lenders' due diligence and negotiation, documentation and approval of, the Credit Documents (including all pleadings filed with the Bankruptcy Court relating to the Credit Documents), and (v) all costs and expenses of enforcing the Agent's and the Lenders' rights hereunder and representing the Agent and the Lenders in the Case on any matter related to the Credit Documents.

     "Expiration Date" means (a) the earliest of (i) 180 days after the date the Petition is filed with the Bankruptcy Court; (ii) the Plan Effective Date; (iii) the dismissal of the Case; (iv) closing of the Sale of EWP or (v) Lenders' election, in their sole discretion, to terminate the Commitments upon the occurrence and during the continuance of an Event of Default or (b) such later date as may be selected by all of the Lenders in their sole discretion and without further order of the Bankruptcy Court.

     "Final Order" means an order as entered on the docket in the Case by the Bankruptcy Court over the subject matter and the parties as to which the time to appeal, petition for certiorari or seek rehearing has expired and no appeal or petition for certiorari or rehearing has been timely filed or requested or is still pending, or as to which any motion for rehearing, appeal or petition for certiorari that has been filed has been resolved by the highest court to which the order was timely appealed, or from which certiorari or rehearing was sought.

     "Final Order Date" means the later of the dates on which (i) the Permanent Financing Order becomes a Final Order, (ii) the Labor Costs Order is entered by the Bankruptcy Court, and (iii) a final order with respect to the Congress Facility reflecting substantially the same terms as the interim order with respect to the Congress Facility becomes a Final Order.

     "First Day Orders" means the orders, in form and substance reasonably satisfactory to the Lenders, made and signed by the Bankruptcy Court on the date of the first day hearing and thereafter entered on the docket.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality of any of the foregoing.

     "Holder" means a Lender and any subsequent holder of a Note.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, or representing obligations in respect of a lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee, whether or not conditional, by such Person of any indebtedness of any other Person.

     "Interest  Rate"  shall have the  meaning  ascribed  to it in  Section  3.1 hereof.

     "Interim Financing Order" means an order, substantially in the form of Exhibit A hereto, made and signed by the Bankruptcy Court on the date of the first day hearing (and thereafter entered on the docket) pending a final hearing pursuant to Rule 4001(c) of the Bankruptcy Rules, approving the execution, delivery and performance of the Credit Documents by the Borrowers and the incurrence by the Borrowers of the Obligations.

     "ISWA" means the Independent Steel Workers Alliance.

     "Labor Costs Order" means an order, in form and substance reasonably satisfactory to the Lenders, entered by the Bankruptcy Court approving interim relief under sections 1113(e)/1114(h) of the Bankruptcy Code and/or a modification to the existing Collective Bargaining Agreement between the Company and the ISWA expiring May 2006, resulting in an aggregate reduction of expenses of the Borrowers of at least $1,100,000 per month.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Loan," "Loans" and "Loan Amounts" shall have the meaning ascribed to such terms in Section 2.1 hereof.

     "Material Adverse Effect" means a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries or on the Borrowers' ability to perform their obligations under any of the Credit Documents, it being understood that neither the fact of the filing of the Case, nor the limitations imposed by any provision of the Bankruptcy Code, constitutes a "Material Adverse Effect" as hereinbefore defined.

     "Note" and "Notes" shall have the meaning ascribed to such terms in Section
2.1 hereof.

     "Obligations" means the unpaid principal and interest hereunder (including interest accruing on or after the maturity of the Loans), Commitment Fees, Expenses and all other obligations and liabilities of the Borrowers to the Agent or to the Lenders under this Agreement, the Notes, or any other Credit Document.

     "Permanent Financing Order" means an order, in form and substance reasonably satisfactory to the Lenders, entered by the Bankruptcy Court upon the completion of a final hearing pursuant to Rule 4001(c) of the Bankruptcy Rules, approving the execution, delivery and performance of the Credit Documents by the Borrowers and the incurrence by the Borrowers of the Obligations.

     "Petition"  means  the  collective   petitions  of  the  Borrowers  to  the
Bankruptcy Court to commence the Case.

     "Plan Effective Date" means the date the Confirmation Order becomes a Final Order, or such other date thereafter as may be specified in the Plan of Reorganization.

     "Plan of Reorganization" means a plan of reorganization adopted by the Borrowers in connection with the Case and approved by the Bankruptcy Court.

     "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Required Holders" means Holders holding not less than fifty-one percent (51%) of the aggregate principal amount of the Loans then outstanding (or fifty-one percent (51%) of the Commitments if no Loans are then outstanding).

     "Sale of EWP" means a sale of all or substantially all of the stock or substantially all of the assets of EWP in accordance with the terms of the EWP Sale Contract.

     "Subsidiary" means any corporation, general or limited partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by any of the Borrowers or one or more Subsidiaries of the Borrowers.

     "SEC" means the Securities and Exchange Commission.

     "Transaction" shall have the meaning ascribed to it in Section 3.6 (q) hereof.

     "1933 Act" means the Securities Act of 1933, as amended.

                                  ARTICLE II.
                     Loans; Notes; Closing and Closing Date

     2.1. Commitment; Revolving Loans; Notes; Tranches.

     (a) Subject to the terms and conditions set forth in this Agreement, and relying upon the representations and warranties of the Borrowers herein set forth, each Lender severally agrees, from time to time during the period from and including the Closing Date to but not including the Expiration Date, to make a loan or loans to the Borrowers in aggregate principal amount at any time outstanding not to exceed the Commitment of such Lender in accordance with the tranches set forth in subsection (b) of this Section 2.1. The Commitment of each Lender is revolving in nature, and the Borrowers may borrow, repay and reborrow an aggregate principal amount up to the applicable Commitment at any time and from time to time without premium or penalty, subject to the terms and conditions of this Agreement. The amounts borrowed by the Borrowers pursuant to each Commitment (each such borrowing a "Loan" and, collectively, the "Loans", and the aggregate amount of all such Loans outstanding from time to time, the "Loan Amount") shall be evidenced by notes of like tenor except as to principal amount in the form of Exhibit B hereto --------- (each a "Note" and, collectively, the "Notes"), the terms and conditions of which are incorporated in and made a part of this Agreement. Each Note shall be dated the Closing Date and be made payable to the order of the respective Lender for the principal sum of each such Lender's Commitment.

     (b) The Commitment of each Lender shall be available for making Loans in tranches as follows:

          (i) During the period commencing on the Closing Date, and ending upon the earlier of (x) the Final Order Date, and (y) the Expiration Date, the Borrowers may submit Notices of Borrowing such that after giving effect to the same the aggregate Loan Amount would not exceed $4,000,000.

          (ii) During the period (if any) commencing on the Final Order Date and ending upon the Expiration Date, the Borrowers may submit Notices of Borrowing such that after giving effect to the same, the aggregate Loan Amount would not exceed $5,000,000.

          (iii) Upon closing of the Sale of EWP, all net proceeds of such sale shall be applied to reduce the Obligations, pro rata as to the outstanding principal balance of each Lender's Note, and the Commitment of each Lender to make Loans shall terminate.

     2.2. Closing; Closing Date. The closing hereunder (the "Closing") shall occur at 10:00 a.m. at the offices of the Agent on the date on which the terms and conditions to the Lenders' obligations as set forth in Section 4.1 hereof are satisfied, or such other time and place as the parties may agree in writing (the "Closing Date").

     2.3. Notice of Borrowing. In the event that the Borrowers shall elect to borrow from the Lenders pursuant hereto, the Company shall give written notice thereof to each Lender not later than three (3) Business Days prior to the proposed date of such Loans, provided that such notice shall not be required with respect to Loans to be made on the Closing Date. Each such notice shall be by facsimile transmission, promptly confirmed by letter, and shall specify therein: (i) the date of such proposed Loans, which shall be a Business Day;
(ii) the aggregate amount of such proposed Loans, which Loans shall be in increments of $100,000; (iii) each Lender's pro rata portion of the aggregate amount of such proposed Loans (i.e., such Lender's respective Loan) (determined on the basis of the ratio of such Lender's Commitment to the aggregate amount of all Commitments), which when aggregated together with the amount of all Loans of such Lender then outstanding shall not exceed the Commitment of such Lender;
(iv) the bank account or accounts to which the proceeds of such Loans should be paid by the Lenders; and (v) a general description of the intended use of the proceeds of such Loans. Upon such notice properly given, and subject to the determination by the Required Holders that the Borrowers have satisfied the terms and conditions to the Lenders' obligations as set forth in Section 4.2 hereof, including, without limitation, compliance satisfactory to the Required Holders in their sole discretion with the terms of Section 6.2(a) for use of proceeds, and the Lenders shall each fund their respective Loans at the time and to the account(s) specified in the Company's notice.

                                  ARTICLE III.
                             Terms of Loans and Note

     3.1. Interest Rate; Payment; Usury.

     (a) Provided that no Event of Default has occurred and is continuing and subject to the other provisions of this Agreement, the Loan Amount shall bear interest at a rate per annum equal to three percent (3%) plus the rate from time to time published in the Wall Street Journal as the prime rate, whether or not such announced rate is the best rate available at any bank or other financial institution (the "Interest Rate"). During any period that an Event of Default shall have occurred and be continuing, interest on the Loan Amount shall accrue at a rate equal to the Interest Rate plus two percent (2%) (the "Default Interest Rate"). Notwithstanding anything contained herein to the contrary, in no event shall the interest rate on the Loans, including the Default Interest Rate, exceed the highest rate permitted by applicable law. Interest on the Loans, including interest at the Default Interest Rate, shall be based on a 360-day year, and interest shall accrue and be payable for the actual number of calendar days elapsed. Interest shall be payable in arrears commencing on the 31st day of March, 2004 and continuing thereafter on the last day of each subsequent month until the Loan Amount and all accrued interest have been paid in full.

     (b) It is the intention of the Borrowers and the Lenders to conform strictly to applicable usury laws now or hereafter in force, and any interest payable under this Agreement or the Notes shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under such applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. In the event such interest (whether designated as interest, service charges, points, origination fees, or otherwise) does exceed the maximum legal rate, it shall be (i) canceled automatically to the extent that such interest exceeds the maximum legal rate; (ii) if already paid, at the option of each Holder, either be rebated to the Borrowers or credited on the principal amount of the Loans evidenced by the Note held by such Holder; or (iii) if the Loans have been prepaid in full, then such excess shall be rebated to the Borrowers. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received under this Agreement and the Notes that are made for the purpose of determining whether such rate exceeds the maximum legal rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of the Loans (and any extensions of the term thereof that may be hereafter granted) all such interest at any time contracted for, charged, or received from the Borrowers or otherwise by the Holders so that the rate of interest on account of the Loans, as so calculated, is uniform throughout the term thereof. If the Borrowers are exempt or hereafter become exempt from applicable usury statutes or for any other reason the rate of interest to be charged on the Loans is not limited by law, none of the provisions of this paragraph shall be construed so as to limit or reduce the interest or other consideration payable under this Agreement or the Notes or under any instrument securing payment thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the parties hereto.

     3.2. Joint and Several Obligations. Borrowers acknowledge and agree that the Obligations are joint and several obligations of each of the Borrowers, and may be allocated by the Borrowers between the Borrowers in any fashion the Borrowers deem to be appropriate, but no Borrower shall have any right to be subrogated for Lenders by virtue of making any such payment, and each Borrower unconditionally guarantees the repayment to Lenders of the Obligations of each of the other Borrowers, and such guarantee shall be secured by the Collateral.

     3.3. Maturity. Unless the same shall become due earlier as a result of acceleration of the maturity, the Loans shall mature on the Expiration Date, at which time all outstanding obligations shall become due and payable.

     3.4. Prepayments. The Borrowers may from time to time and at any time prepay the Loans, in whole or in part and without premium or penalty. Any partial prepayment shall be applied first to interest which is accrued and unpaid and then to principal.

     3.5. Manner of Payment. The Borrowers shall make payments in respect of the Loans (including principal and interest) by wire transfer of immediately available funds to the accounts specified by the Holders. Notwithstanding any other provision in this Agreement or the Notes, the Borrowers covenant and agree and the Lenders among themselves agree that all payments made by the Borrowers of interest and principal, including any prepayments, shall be made to and for the benefit of the Holders pro rata according to the outstanding principal balance of their respective Notes.

     3.6. Events of Default. Each of the following constitutes an "Event of Default":

     (a) default for five (5) days in the payment when due of interest on any of the Notes or of the remaining Commitment Fees;

     (b)  default in payment when due of the principal on any of the Notes;

     (c) failure of the Borrowers to make payments to the Holders of interest or principal due on the Notes or of any prepayments other than pro rata according to the outstanding principal balance of their respective Notes;

     (d) the occurrence and continuation of an "Event of Default" under that certain Business Loan Agreement and those certain Promissory Notes, each dated as of January 5, 2004, between EWP and BankOne, as amended, extended, modified, or renewed from time to time or under any agreement evidencing the refinancing of indebtedness thereunder (the "EWP Credit Facility");

     (e) (i) the occurrence and continuation of an "Event of Default" under the Congress Facility or any substitute or replacement financing facility therefor which is approved by the Lenders in their sole discretion (a "Substitute Financing"); or (ii) the termination of the Congress Facility unless a Substitute Financing then becomes effective, or if a Substitute Financing is then in effect, termination of the Substitute Financing; or (iii) the amendment or modification of the Congress Facility or the Substitute Financing, as applicable, without Lenders' prior written consent; or (iv) the imposition by Congress within the 150-day period after the Petition Date of reserve or other requirements which have the effect of further reducing the borrowing base under the Congress Facility by more than $250,000;

     (f) failure by the Borrowers to comply with any of the covenants or agreements in this Agreement or the Notes;

     (g) any of the representations or warranties of the Borrowers set forth in this Agreement or incorporated herein by reference or set forth in any statement or schedule delivered pursuant to this Agreement was untrue or incorrect in any material respect as of the date of execution of this Agreement or as of the Closing Date or the date subsequent thereto of the making of any additional Loan, in either case as if made on such date;

     (h) any covenant, agreement or obligation of the Borrowers contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in any material respect; any Borrower shall deny or disaffirm its obligations under any of the Credit Documents or any liens or security interests granted in connection therewith; or any liens or security interests granted in any of the Collateral shall be determined to be void, voidable, invalid or unperfected, are subordinated or not given the priority contemplated by this Agreement.

     (i) the Bankruptcy Court, or any other court with appropriate jurisdiction, shall enter an order amending, supplementing, staying, vacating, or reversing, or shall otherwise modify, (i) the Interim Financing Order or the Permanent Financing Order, as applicable, (ii) the Labor Costs Order or any collective bargaining agreement subject thereto, or (iii) the interim or final order, as applicable, with respect to the Congress Facility, in each case without the Lenders' prior written consent.

     (j) (i) the Bankruptcy Court shall enter an order dismissing the Case, converting the Case to a case under chapter 7 of the Bankruptcy Code, or appointing a trustee in the Case; or (ii) an application shall be filed (x) by any Person other than the Borrowers, which application is not dismissed within thirty (30) days, or (y) by the Borrowers, for
          (aa) the appointment of a trustee or (bb) the approval of, or there shall arise, any Lien (other than those of the Lenders hereunder and under the Interim Financing Order, the Permanent Financing Order and the interim and final orders approving the Congress Facility) in the Case having a priority (whether under section 364 of the Bankruptcy Code or otherwise) superior to, pari passu with or junior to that of the Agent and the Lenders on the Collateral, or any administrative expense claim having a priority senior to the administrative expense claim granted to the Agent and the Lenders under the Interim Financing Order and the Permanent Financing Order; or (iii) the Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to (x) the holder of any lien or security interest other than liens and security interests in favor of the Lenders in any assets of any of the Borrowers, or (y) a party to an action, suit or proceeding (other than an action, suit or proceeding the liability for which is covered by insurance) arising prior to the Petition Date and claiming damages in excess of $250,000 against any of the Borrowers; or (iv) the Borrowers shall pay, or apply to the Bankruptcy Court for authority to pay, any claim arising prior to the Petition Date except as expressly contemplated by this Agreement or the First Day Orders or otherwise approved in writing by the Agent.

     (k) any unpaid judgment or order as to a liability or debt for the payment of money in excess of $250,000 arising after the Petition Date (to the extent not covered by insurance) shall be rendered against any of the Borrowers and either (i) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     (l) (i) the filing of any motion or proceeding with the Bankruptcy Court, which is not dismissed, denied with prejudice or otherwise resolved to the satisfaction of Lenders within thirty (30) days of such filing, challenging or seeking otherwise to modify, limit, subordinate or avoid the priority of any Obligations or the perfection or priority of Lenders' liens and security interests on any Collateral, or seeking to impose, surcharge or assess against Lenders, their claims or the Collateral any material costs or expenses, whether pursuant to section 506(c) of the Bankruptcy Code or otherwise, or (ii) the entry of any order having any such effect;

     (m) any failure by Borrowers to timely comply with any term or provision of the Interim Financing Order or the Permanent Financing Order;

     (n) the filing of any motion or application with the Bankruptcy Court seeking the entry of, or the entry of, an order approving any subsequent debtor-in-possession facility for borrowed money (other than the Congress Facility) unless such subsequent facility and such court order expressly provide for the payment in full to Lenders of all Obligations prior to any initial borrowings under such subsequent facility or unless Lenders have consented to such subsequent facility;

     (o) an application shall be filed with the Bankruptcy Court seeking substantive consolidation of EWP with the Company or any action shall have been taken to grant or obtain a Lien on the assets of EWP other than Liens securing the EWP Credit Facility and Liens permitted under the EWP Credit Facility;

     (p) any non-monetary judgment or order with respect to an event occurring or arising after the Petition Date shall be rendered against the Borrowers which does or could reasonably be expected to have a
          Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (q) (i) a strike by the ISWA or any other official or unofficial, organized or unorganized, work stoppage or slow down, including but not limited to a mass sick-out or a refusal to work full days or overtime, by more than 10% of the employees of any Borrower; or (ii) a vote by the ISWA general voting membership to authorize any of the foregoing; or (iii) a vote by the ISWA general voting membership to authorize any group other than the ISWA general voting membership to authorize any of the foregoing; or

     (r) any of the following events shall not have occurred by the number of days after the Closing Date specified opposite such event:

         -------------------------------------------------- ------------------------------------------------

               Number of Days after the Closing Date                             Event
         -------------------------------------------------- ------------------------------------------------

                              18 days                       Entry   of   a   Permanent    Financing   Order
                                                            satisfactory  to  the  Lenders  in  their  sole
                                                            discretion
         -------------------------------------------------- ------------------------------------------------

                             150 days                       Closing of the Sale of EWP
         -------------------------------------------------- ------------------------------------------------

                              15 days                       Entry of a Labor Costs Order
         -------------------------------------------------- ------------------------------------------------


3.7.     Acceleration.

     (a) Declaration of Acceleration. If any Event of Default occurs and is continuing, the Agent shall, at the direction of the Required Holders (given in the sole discretion of such Holders) and upon notice to the Company (who shall notify the other Borrowers) (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued and unpaid interest on, the Notes and all other amounts owing under this Agreement and the Notes to be immediately due and payable, or either one or both of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts shall become immediately due and payable, as the case may be; provided, however, that in the case of an Event of Default arising from any event described in clauses (i) or (j) of Section 3.6 hereof, the Loans and the Notes shall ipso facto become due and payable without further action or notice on the part of the Agent or any Holder.

     (b) Relief From Stay. Upon the occurrence and during the continuation of an Event of Default, the Agent and the Lenders shall be relieved of any stay, including under section 362 of the Bankruptcy Code. The Agent and the Lenders shall be permitted to exercise any rights and remedies available to them, including but not limited to those described herein, without the necessity of giving notice (except for three Business Days' prior notice to the Company and except for such notice as is required by the Interim Financing Order or the Permanent Financing Order, as applicable) to the Bankruptcy Court or creditors or other parties in interest, or obtaining any further order from the Bankruptcy Court, and free of any restrictions contained in the Bankruptcy Code.

     (c) Rescission. At any time after a declaration of acceleration with respect to the Notes, the Agent shall, at the direction of the Required Holders (given in the sole discretion of such Holders), rescind and cancel such declaration and its consequences. No such rescission shall affect any subsequent Default or impair any right with respect thereto.

     3.8. Other Remedies. If an Event of Default occurs and is continuing, the Agent shall, at the direction of the Required Holders (given in the sole discretion of such Holders), pursue any available remedy to collect the payment of principal and interest (including interest at the Default Interest Rate) on the Notes or to enforce the performance of any provision of such Notes or this Agreement. Upon the occurrence and during the continuance of an Event of Default, the Agent may foreclose on the liens and security interests created pursuant to the Credit Documents, the Interim Financing Order and the Permanent Financing Order by any available judicial procedure, or take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same. Any Lender may bid, including credit bid, or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by the Borrowers. Subject to any notice required under the Interim Financing Order or the Permanent Financing Order, if notice of intended disposition of Collateral is required by law, Borrowers agree that ten (10) days notice shall constitute reasonable notification. The Borrowers will make the Collateral available to the Agent as the Agent may reasonably specify, and will make reasonably available to the Agent the premises and facilities of the Borrowers for the purpose of the Agent's taking possession of, removing or putting the Collateral in saleable form. A delay or omission by the Agent in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     3.9. Waiver Of Past Defaults. The Agent, at the direction of the Required Holders (given in the sole discretion of such Holders) shall waive in writing any existing Default or Event of Default and its consequences under this Agreement. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     3.10. Priorities. Any sums collected by a Holder hereunder or under a Note held by it shall be applied first to all costs and expenses of collection, including reasonable attorneys' fees, then to accrued and unpaid interest (including at the Default Interest Rate to the extent applicable) and then to principal due on such Holder's Note.

                                  ARTICLE IV.
                       Conditions to Lender's Obligations

     4.1. Conditions at Closing Date. Each Lender's obligation to make the initial Loan on the Closing Date shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent waived by the Required Holders in writing:

          (a) The Borrowers shall have reimbursed the Lenders for all Expenses, to the extent documented to the Borrowers as of the Closing;

          (b) The Borrowers shall have paid to each Lender the portion of the Commitment Fee then due and payable;

          (c) (i) Certificates evidencing all outstanding stock of EWP shall have been delivered, together with stock powers executed in blank, by or on behalf of the Company to and in favor of the Agent for the benefit of the Holders;

          (d) Each of the representations and warranties of the Borrowers set forth in this Agreement or incorporated herein by reference or set forth in any statement or schedule delivered pursuant to this Agreement are true and correct in all material respects as of the date of execution of this Agreement and as of the Closing Date as if made on such date;

          (e) The Borrowers shall not be in default with respect to any of their covenants and agreements set forth in Article VI of this Agreement or set forth elsewhere in this Agreement;

          (f) No Default or Event of Default shall have occurred and be continuing;

          (g) The Interim Financing Order and the First Day Orders shall have been entered;

          (h) All conditions to the initial post-Petition borrowing under the Congress Facility shall have been satisfied;

          (i) That certain Amended and Restated EWP Bridge Loan Agreement dated as of November 21, 2001, as amended, between the Company and the Lenders shall have been amended to reduce the aggregate Commitment of the Lenders thereunder to $250,000; and

          (j) The Company shall have delivered to the Lenders a certificate, executed by an officer of the Company acceptable to the Required Holders and dated as of the Closing Date, certifying to the Borrowers' fulfillment of the conditions specified in subsections
               (a) through (i) of this Section 4.1, and expressly detailing, and certifying the compliance with Section 6.2(a) hereof with regard to, the intended use of the proceeds of such Loan.

     4.2. Conditions at Subsequent Date. Each Lender's obligation to make a Loan on any date subsequent to the Closing Date shall be subject to the satisfaction of the following conditions on or before the proposed date of such Loan, except to the extent waived by the Required Holders in writing:

          (a) The Borrowers shall have reimbursed the Lenders for all Expenses, to the extent documented to the Borrowers as of the closing of such Loan;

          (b) The Borrowers shall have paid to each Lender any portion of the Commitment Fee then due and payable;

          (c) Each of the representations and warranties of the Borrowers set forth in this Agreement or incorporated herein by reference or set forth in any statement or schedule delivered pursuant to this Agreement are true and correct in all material respects as of the date of the closing of such Loan as if made on such date;

          (d) The Borrowers shall not be in default with respect to any of their covenants and agreements set forth in Article VI of this Agreement or set forth elsewhere in this Agreement;

          (e) No Default or Event of Default shall have occurred and be continuing; and

          (f) The Company shall have delivered to the Lenders a certificate, executed by an officer of the Company, acceptable to the Required Holders and dated as of the date of the closing of such Loan, certifying to the Borrowers' fulfillment of the conditions specified in subsections (a) through (e) of this Section 4.2, and expressly detailing, and certifying the compliance with Section 6.2(a) hereof with regard to, the intended use of the proceeds of such Loan.

     4.3. Waiver; Termination. The Required Holders may in their sole discretion waive in writing any of the conditions set forth in Sections 4.1 or
          4.2 hereof.

                                   ARTICLE V.
                         Representations and Warranties

     5.1. Representations and Warranties of the Borrowers. In order to induce the Lenders to enter into this Agreement, the Borrowers represent and warrant to the Lenders on the date hereof and on and as of the date of each Loan, as if made on and as of such date, which representations and warranties shall survive such date and be independent of any investigation or lack of investigation of the Borrowers made by or on behalf of the Agent or the Lenders, as follows:

          (a) Organization and Standing. Each of the Borrowers is duly incorporated and validly existing under the laws of the State set forth by its name on the first page hereof, and, subject to obtaining any necessary Bankruptcy Court approval, has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it has been and is proposed to be conducted. Each of the Borrowers is qualified to do business and in good standing in each jurisdiction in which the failure to so qualify could have a material adverse effect upon its assets, properties, liabilities, financial condition, results of operations or business.

          (b) Capacity of the Borrowers; Consents; Execution of Agreements. Subject to obtaining any necessary Bankruptcy Court approval, each of the Borrowers has the requisite corporate power, authority, and capacity to enter into this Agreement, the Notes and the other Credit Documents and to perform the transactions and obligations to be performed by it hereunder and thereunder. Except for any necessary Bankruptcy Court approval and except as described on Schedule 5.1(b) hereto, no consent, authorization, approval, license, permit or order of, or filing with, any Person or Governmental Authority is required in connection with the execution and delivery of this Agreement, the Notes and the other Credit Documents or the performance by each of the Borrowers of the transactions and obligations to be performed by it hereunder and thereunder, except as contemplated by said agreements. The failure to obtain any of the consents described on Schedule 5.1(b) prior to the Closing Date will not have a material adverse effect upon any Borrower's assets, properties, liabilities, financial condition, results of operations or business. The execution and delivery of this Agreement, the Notes and the other Credit Documents by the Borrowers, and the performance of the transactions and obligations contemplated hereby and thereby by the Borrowers, have been duly authorized by all requisite action of the Borrowers. This Agreement has been, and the Notes and the other Credit Documents will be, duly executed and delivered by a duly authorized officer of each of the Borrowers and, subject to obtaining any necessary Bankruptcy Court approval, constitutes, or when executed and delivered will constitute, a valid and legally binding agreement of each of the Borrowers, enforceable in accordance with its terms.

          (c) Valid Issuance. The Notes to be issued hereunder, when issued by the Borrowers to the Lenders pursuant to the terms of this Agreement, will be duly authorized and validly issued.

          (d) Conflicts; Defaults. The execution and delivery of this Agreement, the Notes, and the other Credit Documents by each of the Borrowers, and the performance by each of the Borrowers of the transactions and obligations contemplated hereby and thereby to be performed, will not: (i) violate, conflict with, or constitute a default under any of the terms or provisions of its certificate of incorporation or bylaws, or any provisions of, or result in the acceleration of any obligation under, any Contract, note, debt instrument, security agreement, or other instrument to which the Company, or any Subsidiary is a party or by which the Company, or any Subsidiary or any of their respective assets is bound; (ii) result in the creation or imposition of any Liens or claims upon the assets of the Company or any Subsidiary or their issued and outstanding capital stock, except with respect to the Collateral pledged hereunder; (iii) constitute a violation of any law, statute, judgment, decree, order, rule, or regulation of a Governmental Authority applicable to the Company, or any Subsidiary; or (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing, in each case, which could reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Neither the Company nor any Subsidiary is presently in violation of any provision of its certificate of incorporation or bylaws.

          (e) Compliance with Laws. Neither the Company nor any Subsidiary is in violation of, nor do any of their respective operations violate in any respect, any statute, law, or regulation of any Governmental Authority applicable to the Company or a Subsidiary, as the case may be, any of their respective assets, or the conduct of their respective businesses ("Applicable Laws"), the violation of which reasonably could be anticipated to have a Material Adverse Effect upon the Company or a Subsidiary.

          (f) Litigation. Neither the Company nor any Subsidiary is a party to any material legal action, suit, claim, investigation or proceeding which is not adequately described in a periodic report heretofore filed by the Company with the SEC, and, to the best of the Company's knowledge and belief after due inquiry, there exist no facts or circumstances which reasonably could be anticipated to result in any such action, suit, claim, investigation, or proceeding.

          (g) Taxes. The Company and each Subsidiary has prepared and duly and timely filed with each appropriate Governmental Authority, all material federal, state, municipal, local and foreign tax returns, information returns and other reports required to be filed on or before the date of this Agreement or the making of any Loan and has paid all material taxes required to be paid by the Company or any Subsidiary prior to the date of this Agreement or the making of any Loan in respect of the periods covered by such returns and reports, except such taxes as are being contested in good faith.

          (h) Environmental Compliance. Each of the Company and its Subsidiaries are in compliance with all applicable federal, state and local laws and requirements (including permit requirements) relating to the protection of health or the environment in connection with the ownership, operation and condition of its properties and business, except as described in a periodic report heretofore filed by the Company with the SEC or where failure to comply would not have a Material Adverse Effect on the Company or any Subsidiary.

          (i) Securities Laws. No consent, authorization, approval, permit, or order of or filing with any Governmental Authority is required in order for the Borrowers to execute and deliver this Agreement or the other Credit Documents or to offer, issue, sell or deliver the Notes. Based in part on the representations of the Lenders and under the circumstances contemplated hereby and under current laws and regulations, the offer, issuance, sale and delivery of the Notes to the Lenders are exempt from the prospectus delivery and registration requirements of the 1933 Act.

          (j) Disclosure. The Company has fully responded to all written requests for information and has accurately answered, to the best of the Company's knowledge and belief after due inquiry, all written questions from the Lenders concerning the assets, properties, liabilities, financial condition, results of operations, business and prospects of the Company and its Subsidiaries, and has not knowingly withheld any facts relating thereto which it reasonably believed to be material with respect to the assets, properties, liabilities, financial condition, results of operations, business or prospects of the Company or any Subsidiary. No information in this Agreement, or in any Schedule or Exhibit attached to this Agreement or delivered to the Lenders in connection herewith, contains any untrue statement of a material fact or when considered together with all such information delivered to the Lenders omits to state any material fact necessary in order to make the statements made in the light of the circumstances under which they were made, when taken as a whole, not misleading. The disclosures made in writing by the Borrowers in connection with this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading. There is no fact or circumstance relating to the Company or any Subsidiary which materially and adversely affects or in the future may, in the reasonable business judgment of the Borrowers, be expected materially and adversely to affect the same which has not been set forth in this Agreement or the Schedules hereto.

          (k) Collateral. None of the Borrowers owns any property or assets other than the Collateral listed on Schedule 7.1. Each of the Borrowers owns all Collateral listed by its name on Schedule 7.1, free and clear of any and all Liens in favor of third parties except as set forth on Schedule 5.1(k). Subject to approval of the Bankruptcy Court, liens and security interests granted pursuant to the Credit Documents, as and when such Credit Documents are executed and delivered by the Borrowers, constitute valid and enforceable perfected liens on and security interests in the Collateral and, in the case of Collateral over which a lien or security interest is approved by the Bankruptcy Court pursuant to section 364(c) of the Bankruptcy Code, such lien or security interest has, except to the extent specified in Schedule 5.1(k), first priority and such Collateral is not subject to any other Lien. Subject to approval of the Bankruptcy Court, the Obligations constitute allowed administrative expense claims in the Case pursuant to section 503(b) of the Bankruptcy Code. Pursuant to the Bankruptcy Code, the Obligations shall at all times be secured by a perfected security interest in and lien upon all of the Collateral; and the Obligations, as well as the obligations under the Congress Facility, shall have priority in payment over any and all administrative expenses incurred in a superseding case under chapter 7 of the Bankruptcy Code. All filings, notices, recordings and other action necessary to perfect the liens on and security interests in the Collateral created pursuant to Article VII and the Interim Financing Order or the Permanent Financing Order, as applicable, have been made, given or accomplished.

          (l)  The Case; Orders.

          (i)  The Borrowers have:

     1. provided to the Agent (which agrees to furnish to each of the Lenders) copies of all pleadings, notices and all other documents filed in the Case as of the Closing Date;

     2. no knowledge of any pending or threatened motions (a) to convert the Case to a case under Chapter 7 of the Bankruptcy Code, (b) to appoint a trustee or examiner or (c) that could reasonably be expected to have a Material Adverse Effect on the Borrowers;

     3. determined, and hereby represent and warrant that, any Loan made hereunder prior to entry of the Permanent Financing Order is necessary to avoid immediate and irreparable harm to the Borrowers; and

     4. been unable to obtain unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense.

          (ii) Upon the maturity (whether by acceleration or otherwise) of any of the Obligations, the Agent and the Lenders shall be entitled to immediate payment in accordance with this Agreement and the Interim Financing Order or the Permanent Financing Order, as applicable, of such Obligations without further application to or order by the Bankruptcy Court.

          (iii) The Interim Financing Order and the Permanent Financing Order will each grant to the Agent for the benefit of the Lenders legal, valid and binding liens on and security interests in the Collateral, subject only to the Liens described on Schedule 5.1(k)

     5.2. Representations and Warranties of the Lenders. Each Lender (solely as to itself and not as to any other Lender) represents and warrants to the Borrowers that:

          (a) Investment Intent. The Note to be issued to such Lender is being acquired for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. Such Lender understands that such Note has not been registered under the 1933 Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof. It further understands that such Note will bear the following legend and agrees that it will hold such Note subject thereto:

               THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE BORROWERS SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE BORROWERS (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWERS).

     (b) Capacity of the Lender; Execution of Agreement. Such Lender has all requisite power, authority, and capacity to enter into this Agreement, and to perform the transactions and obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

     (c) Accredited Investor. Such Lender and, if such Lender is a limited partnership or limited liability company, each partner or member of such Lender, is an "accredited investor" as defined in Rule 501 (a) of Regulation D promulgated under the 1933 Act.

ARTICLE VI.
                            Covenants and Agreements

6.1. Affirmative Covenants. So long as any Obligations remain outstanding under this Agreement and the Notes, each of the Borrowers covenants and agrees that it will, and the Company covenants and agrees that it will cause each Subsidiary to:

     (a) Certain Information; SEC Reports; Pleadings. Furnish to the Agent in form and substance satisfactory to the Required Holders:

          (i) within five (5) days after the Company learns of the commencement or overtly threatened commencement of any material claim or suit, legal or equitable, or of any administrative, arbitration, or other similar proceeding against the Company or any of its Subsidiaries, or any of their respective businesses, assets, or properties which claim or proceeding, if determined adversely to the Company or such Subsidiary, would be likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, written notice of the nature and extent of such suit or proceeding;

          (ii) within five (5) days after the Company learns of any circumstance or event which reasonably can be expected to have a Material Adverse Effect on the Company or any Subsidiary, written notice of the nature and extent of such circumstance or event;

          (iii) simultaneous with the transmission thereof to the Company's shareholders, copies of (or notice from an EDGAR watch service of) all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders and copies (or notice from an EDGAR watch service of) of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses;

          (iv) promptly after the same is available, (i) copies of all material pleadings, motions, applications, judicial information, financial information and other documents (x) filed by or on behalf of the Borrowers with the Bankruptcy Court in the Case or (y) distributed by or on behalf of the Borrowers to any official committee appointed in the Case, and (ii) copies of all pleadings, motions and applications filed by third parties relating to the Obligations or any lien or security interest securing same, or the preference or priority thereof;

          (v) at the same time required to be provided to Congress, copies of each report required to be provided to Congress pursuant to
               Section 7.1 of the Congress Facility; and

          (vi) within ten (10) days after a Holder makes a reasonable request therefor, such other data relating to the business, affairs and financial condition of the Company or any of its Subsidiaries.

     (b) Taxes. Pay and discharge all post-Petition taxes and other governmental charges before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

     (c) Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate.

     (d) Examination of Books. Permit the Agent, through its authorized attorneys, accountants and representatives, to examine each of the Borrowers' books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of such Lender, at the Borrowers' cost and expense (provided that so long as the Borrowers shall not be in default, the Borrowers shall be obligated to pay for no more than one (1) such examination per year).

     (e) Notification of Events of Default, Acceleration or Material Adverse Effect. Promptly notify the Agent of any condition or event which constitutes, or with the passage of time and/or the giving of notice would constitute, an Event of Default under this Agreement or of payment defaults aggregating more than $100,000 on any Indebtedness of the Company and its Subsidiaries or of any acceleration of the maturity of any Indebtedness of the Company and its Subsidiaries aggregating more than $100,000, and promptly inform each Lender of the existence or occurrence of any condition or event (other than conditions having an effect on the economy in general) which could reasonably be anticipated to have a Material Adverse Effect upon the Borrowers.

     (f) Maintenance of Licenses. Maintain in good standing all licenses required by any Governmental Authority that may be necessary or required for the Company and its Subsidiaries to carry on their respective businesses, where the failure to maintain such licenses would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     (g) ERISA Compliance. Comply with all material requirements imposed by the Employee Retirement Income Security Act of 1974 as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any defined contribution employee benefit plan.

     (h) Compliance with Law. Comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except to the extent that compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the applicable Borrower and except where the failure to comply would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     (i) Sale of EWP. Promptly engage an investment advisor acceptable to the Lenders to assist in the Sale of EWP and commence all other activities necessary and appropriate to accomplish such sale.

     (j) Separate Loan Proceeds Account. Borrowers shall deposit the proceeds of all Loans to their account at U. S. Bank National Association in Portland, Oregon, ABA number 123000220, A/C number 153656080931, Account Name: Keystone Consolidated Industries, Inc., and shall withdraw such proceeds solely for use as provided in Section 6.2(a).

6.2. Negative Covenants. The Borrowers covenant and agree that so long as any Obligations remain outstanding under this Agreement and the Notes, without the prior written consent of the Required Holders, the Borrowers will not:

     (a) Use of Proceeds. Use all or any portion of the proceeds of any Loan for any purpose other than the funding and payment of ongoing operating expenditures of the Borrowers arising or becoming due on or subsequent to the Closing Date or, with respect to any Loan made thereafter, the date of the making of such Loan. The Borrowers expressly covenant and agree that, without limiting the generality of the foregoing, the Borrowers will not apply any portion of the proceeds of any Loan to the payment of any pre-Petition obligations of any of the Borrowers or to any obligations of any of the Borrowers to Congress.

     (b) No Mergers, Etc. Enter into any merger or consolidation or sell, lease, transfer or dispose of all, substantially all, or any material part of its assets, except (i) in the ordinary course of its business,
          (ii) for the Sale of EWP, or (iii) upon the consent of the Required Holders at the time to any such transaction, and subject in either such case to the approval of the Board of Directors of the Company in accordance with the provisions of the Company's bylaws.

     (c)  Limitations on Indebtedness.  Become or remain obligated, or suffer or
          permit  any  Subsidiary  to  become  or  remain  obligated,   for  any
          Indebtedness, except:

          (i)  Existing Indebtedness as set forth on Schedule 6.2(c) hereto;

          (ii) Indebtedness pursuant to the Congress Facility; and

          (iii) Obligations arising pursuant to this Agreement.

          (iv) Indebtedness pursuant to capital lease obligations entered into subsequent to the Closing in an amount not to exceed $50,000 in aggregate.

     (d) Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to the Collateral except for (i)the existing liens and security interests listed on Schedule 5.1(k) and (ii) a subordinate security interest in the EWP Stock securing the term loan under the Congress Facility.

                                  ARTICLE VII.
                   Collateral Security And Adequate Protection

7.1. Grant of Security Interest. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations and to induce the Agent and the Lenders to make the Loans in accordance with the terms hereof, each of the Borrowers hereby assigns, creates, grants, conveys, mortgages, pledges, hypothecates and transfers to the Agent, for its benefit and the ratable benefit of the Lenders, all of its right, title and interest in the real and personal property described on Schedule 7.1 attached hereto and incorporated herein (the "Collateral"), subject only to the liens and security interests described on Schedule 5.1(k).

7.2. Delivery of Pledged Property. All certificates or instruments representing or evidencing the EWP Stock and any substitutions therefore and distributions with respect thereto shall be delivered to and held by or on behalf of the Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

7.3. Continuing Security Interest. This Article shall create a continuing lien on and security interest in the Collateral and shall:

     (a) remain in full force and effect until payment in full of all Obligations,

     (b) be binding upon each of the Borrowers, its successors, transferees and assigns, and

     (c) inure, together with the rights and remedies of the Agent hereunder, to the Agent for its benefit and for the ratable benefit of the Lenders.

7.4. Security Interest Absolute. All rights of the Agent and the Lenders and the security interests granted to the Agent for its benefit and for the ratable benefit of the Lenders hereunder, all obligations of each of the Borrowers hereunder, shall be absolute and unconditional, irrespective of

     (a)  the failure of any Lender

          (i) to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Person under the provisions of this Agreement, any Note, any other Credit Document or otherwise, or

          (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any of the Obligations;

     (c) any reduction, limitation, impairment or termination of any of the Obligations of the Borrowers or any other Person for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each of the Borrowers hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of such Borrower, any other Person or otherwise, other than payment in full of the Obligations;

     (d) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Credit Document;

     (e) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guarantee, for any of the Obligations; or

     (f) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, such Borrower, any other Person, any surety or any guarantor.

7.5. Agent Appointed Attorney-in-Fact. Each of the Borrowers hereby irrevocably appoints the Agent as its attorney-in-fact, with full authority in the place and stead of such Borrower and in the name of such Borrower or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Section.

7.6. Perfection of Security Interests, Mortgages and Liens. At the request of the Agent, the Borrowers shall execute and deliver to the Lenders documentation satisfactory to the Lenders (or counsel to the Lenders) evidencing the security interests, mortgages and liens granted hereby and providing for the perfection of such security interests, mortgages and liens, and the automatic stay provisions of section 362 of the Bankruptcy Code are modified to permit the execution, delivery and filing of such documentation; provided that no such documentation shall be required as a condition to the validity, priority or perfection of any of the security interests, mortgages or liens created pursuant to this Agreement which security interests, mortgages and liens shall be deemed valid and properly perfected upon entry of the Interim Financing Order. The claims arising under this Agreement shall have administrative expense priority pursuant to sections 503(b) and 507(a)(1) of the Bankruptcy Code.

7.7. Release of Collateral. Upon the indefeasible satisfaction in full by the Borrowers of all of the Obligations, the liens and security interests granted pursuant to this Agreement shall terminate and the Borrowers shall be entitled, upon their request and at their expense, to receive appropriate instruments of release and satisfaction.

                                 ARTICLE VIII.
                                  Miscellaneous

8.1. Waiver and Amendments. No failure or delay on the part of the Agent or the Lenders in the exercise of any power or right, and no course of dealing between the Borrowers and the Agent or the Lenders, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Agent or the Lenders at law or in equity. No notice to or demand on the Borrowers required hereunder or under the Notes shall in any event entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or the Lenders to any other or further action without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective with respect to any Lender unless the same shall be in writing and signed and delivered by the Required Holders; provided, however, that no such amendment, modification, termination or waiver shall, without the consent of all of the Lenders: (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes, any rate of interest applicable thereto, or any fees or other amounts payable thereunder; (ii) amend or terminate the respective Commitment of any Lender or modify the provisions of this
     Section 8.1 or the definition of Required Holders; or (iii) provide for the release of any Collateral. Any waiver of any provision of this Agreement or the Notes, and any consent to any departure by the Borrowers from the terms of any provision of this Agreement or the Notes, shall be effective only in the specific instance and for the specific purpose for which it is given.

8.2. The Agent. Each Lender hereby irrevocably designates and appoints the Agent to act as specified herein or as directed by the Required Holders, and each such Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement or as directed by the Required Holders, and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement or as directed by the Required Holders, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 8.2. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or as directed by the Required Holders, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this
     Section 8.2 are solely for the benefit of the Agent, and the Lenders and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrowers. Neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any of their officers contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for any failure of the Borrowers to perform their obligations hereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Borrowers to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. The Lenders agree to indemnify the Agent in its capacity as such ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrowers, provided that no Lender shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section 8.2 shall survive the payment of all Loans.

8.3. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid registered or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3)
     Business Days after the post-mark date thereof. Except as otherwise provided herein, notices may also be given by recognized overnight courier services or delivered by hand or facsimile transmission. In the event of delivery by overnight courier service, such notice shall be deemed to have been received as of the regularly scheduled time for delivery established by such courier service. In the event of delivery by hand, such notice shall be deemed effective when delivered. In the event of delivery by facsimile transmission, such notice shall be deemed effective upon confirmation of transmission. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

If to the Borrowers:

                  c/o Keystone Consolidated Industries, Inc.
                  Three Lincoln Centre
                  5430 LBJ Freeway, Suite 1740
                  Dallas, Texas  75240
                  Attention:  Chief Financial Officer
                  Fax:  (972) 448-1408

         With a copy to:

                  Kirkland & Ellis LLP
                  200 E. Randolph Drive
                  Chicago, Illinois 60601
                  Attention:  David E. Eaton, Esq.
                  Fax:  (312) 861-2200

If to the Agent:

                  EWP Financial LLC
                  Three Lincoln Centre
                  5430 LBJ Freeway, Suite 1740
                  Dallas, Texas  75240
                  Attention:  Bobby D. O'Brien
                  Fax:  (972) 448-1445

         With a copy to:

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Attention:  Edward J. Hardin, Esq.
                  Fax:  (404) 525-2224

If to the Lenders:

     To the address for each Lender set forth on Annex I hereto.

     Any party hereto may change the address to which notices shall be directed under this Section 8.3 by giving written notice of such change to the other parties.

     8.4. Restriction on Transfer. The Lenders acknowledge that the Notes have not been registered under the 1933 Act, as amended, or the securities laws of any state. Accordingly, the Notes may not be sold or otherwise disposed of or transferred, unless such sale, disposition or transfer is registered under the
1933 Act and applicable state securities laws or unless the Borrowers have received an opinion of counsel reasonably acceptable to the Borrowers that such sale, disposition or transfer is exempt from such registration. The Notes shall bear a restrictive legend to the foregoing effect. Lenders further agree that the Notes will not be sold or otherwise disposed of or transferred and that no assignment of, or sale of a participation in, the Loans or the Commitments will be made, unless the purchaser, transferee, assignee or participant, as applicable, acknowledges the subordination provisions applicable thereto in a manner reasonably satisfactory to Congress.

     8.5. Expenses. The Borrowers shall reimburse the Lenders for all of their Expenses. In addition, the Borrowers shall be responsible for any documentary taxes incurred in connection with the transactions contemplated by this Agreement and the Notes.

     8.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     8.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     8.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrowers may not, without the prior written consent of all of the Lenders, assign their rights or obligations hereunder or under the Notes, and the Lenders shall not be obligated to make any Loan to any entity other than the Borrowers. No Lender may assign, or sell a participation in, all or any portion of its rights or obligations under this Agreement or the Notes without the prior written consent of the Required Holders. With the prior written consent of the Required Holders, any Lender may assign all or a portion of its Loans and Commitment hereunder to one or more Persons, each of which assignees shall become a party to and be bound by, and shall make the representations and warranties of a Lender under, this Agreement by execution of an assignment agreement in the form of Exhibit C hereto (an "Assignment Agreement"). In connection with any such assignment, the Borrowers shall, upon request by the assignor and assignee and return of the original Note in favor of the assignor, issue replacement Note(s) to the assignee and, if applicable, the assignor in the amount of their respective Commitments set forth in the applicable Assignment Agreement.

     8.9. Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     8.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

     8.11. Withholding Tax. The Lenders acknowledge that the Borrowers will be required to comply with the requirements of the Internal Revenue Service relative to backup withholding and the Lenders may be subject to backup withholding depending on their individual status and compliance with applicable filing requirements of the Internal Revenue Service.

     8.12. Entire Agreement. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them.



                 [Remainder of page intentionally left blank.

                            Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned thereunto duly authorized as of the date first written above.

              BORROWERS:

              KEYSTONE CONSOLIDATED INDUSTRIES, INC.

              By:
                  -----------------------------------------------------
              Name:
                   ----------------------------------------------------
              Title:
                    ---------------------------------------------------


              FV STEEL AND WIRE COMPANY

              By:
                  -----------------------------------------------------
              Name:
                   ----------------------------------------------------
              Title:
                    ---------------------------------------------------


              SHERMAN WIRE COMPANY (f/k/a
              DeSoto, Inc.)

                   By:
                       -----------------------------------------------------
                   Name:
                        ----------------------------------------------------
                   Title:
                         ---------------------------------------------------


                   SHERMAN WIRE OF CALDWELL, INC.

                   By:
                       -----------------------------------------------------
                   Name:
                        ----------------------------------------------------
                   Title:
                         ---------------------------------------------------


             J.L. PRESCOTT COMPANY

             By:
                 -----------------------------------------------------
             Name:
                  ----------------------------------------------------
             Title:
                   ---------------------------------------------------


             DESOTO ENVIRONMENTAL MANAGEMENT, INC.

             By:
                 -----------------------------------------------------
             Name:
                  ----------------------------------------------------
             Title:
                   ---------------------------------------------------


                                                 THE AGENT:

                                EWP FINANCIAL LLC

              By:
                  -----------------------------------------------------
              Name:
                   ----------------------------------------------------
              Title:
                    ---------------------------------------------------


                                  THE LENDERS:

                                EWP FINANCIAL LLC

               By:
                   -----------------------------------------------------
               Name:
                    ----------------------------------------------------
               Title:
                     ---------------------------------------------------


               --------------------------------------------

               By:
                   -----------------------------------------------------
               Name:
                    ----------------------------------------------------
               Title:
                     ---------------------------------------------------

                                                          ANNEX I

                                                                         % of Total             Commitment
Name of Lender            Address of Lender      Commitment              Commitment             Fee

EWP Financial LLC         Three Lincoln Centre   $5,000,000                     100%               $100,000
                          5430 LBJ Freeway
                          Suite 1740
                          Dallas, Texas  75240


Total Commitment Amount:                     $5,000,000 (in tranches as provided in Section 2.1(b) hereof).

                                    EXHIBHT A

                             Interim Financing Order

                                    EXHIBIT B

                                  Form of Note

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY). NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED,
PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE PURCHASER, ASSIGNEE, TRANFEREE OR PLEDGEE, AS APPLICABLE, ACKNOWLEDGES THE SUBORDINATION PROVISIONS APPLICABLE HERETO IN A MANNER REASONABLY SATISFACTORY TO CONGRESS FINANCIAL CORPORATION (CENTRAL).

                                 PROMISSORY NOTE

$__,000,000.00                                                   Dallas, Texas
                                                            February ___, 2004

     FOR VALUE RECEIVED, KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation, FV STEEL AND WIRE COMPANY, a Wisconsin corporation; SHERMAN WIRE COMPANY (f/k/a DeSoto, Inc.), a Delaware corporation; SHERMAN WIRE OF CALDWELL, INC., a Nevada corporation; J.L. PRESCOTT COMPANY, a New Jersey corporation; and DESOTO ENVIRONMENTAL MANAGEMENT, INC., a Delaware corporation (collectively, the "Borrowers"), jointly and severally promise to pay to the order of (the "Holder"), at , or such other place as designated in writing by the Holder, the principal sum of __________ MILLION DOLLARS ($__,000,000.00) or, if less, the then unpaid principal amount of Loans made by the Holder to the Borrowers pursuant to that certain Debtor-In-Possession Credit Agreement dated as of February ___, 2004 by and between the Borrowers, EWP Financial LLC, as Agent, the Holder, and the other Lenders party thereto (the "Credit Agreement"), together with interest on the principal balance outstanding from time to time in accordance with the provisions of this Note. This Note is executed and delivered by the Borrowers pursuant to the Credit Agreement, the terms and conditions of which are incorporated herein by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Credit Agreement.

     1. Interest Rate; Payment; Usury.

          (a) Provided that no Event of Default has occurred and is continuing and subject to the other provisions of this Note, the outstanding principal of this Note shall bear interest at a rate per annum equal to three percent (3%) plus the rate from time to time published in the Wall Street Journal as the prime rate, whether or not such announced rate is the best rate available at any bank or other financial institution (the "Interest Rate"). During any period that an Event of Default shall have occurred and be continuing, interest on the outstanding principal of this Note shall accrue at a rate equal to the Interest Rate plus two percent (2%) (the "Default Interest Rate"). Notwithstanding anything contained herein to the contrary, in no event shall the interest rate on this Note, including the Default Interest Rate, exceed the highest rate permitted by applicable law. Interest on this Note, including interest at the Default Interest Rate, shall be based on a 360-day year, and interest shall accrue and be payable for the actual number of calendar days elapsed. Interest shall be payable in arrears commencing on the 31st day of March, 2004 and continuing thereafter on the last day of each subsequent month until the principal and all accrued interest have been paid in full.

          (b) It is the intention of the Borrowers and the Holder to conform strictly to applicable usury laws now or hereafter in force, and any interest payable under this Note or the Credit Agreement shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under such applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. In the event such interest (whether designated as interest, service charges, points, origination fees or otherwise) does exceed the maximum legal rate, it shall be (i) canceled automatically to the extent that such interest exceeds the maximum legal rate; (ii) if already paid, at the option of the Holder, either be rebated to the Borrowers or credited on the principal amount of this Note; or (iii) if this Note has been prepaid in full, then such excess shall be rebated to the Borrowers. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received under this Note and the Credit Agreement that are made for the purpose of determining whether such rate exceeds the maximum legal rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of this Note (and any extensions of the term thereof that may be hereafter granted) all such interest at any time contracted for, charged, or received from the Borrowers or otherwise by the Holder so that the rate of interest on account of this Note, as so calculated, is uniform throughout the term thereof. If the Borrowers is exempt or hereafter becomes exempt from applicable usury statutes or for any other reason the rate of interest to be charged on this Note is not limited by law, none of the provisions of this paragraph shall be construed so as to limit or reduce the interest or other consideration payable under this Note or the Credit Agreement or under any instrument securing payment thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Borrowers and the Holder.

     2. Maturity. Unless the same shall become due earlier as a result of acceleration of the maturity, this Note shall mature on the earliest of: (i) 180 days after the date the Petition is filed with the Bankruptcy Court, (ii) the Plan Effective Date, or (iii) the dismissal of the Case, at which time the outstanding principal balance of this Note and all accrued and unpaid interest shall become due and payable.

     3. Revolving Loans; Prepayments. Subject to the terms and conditions of the Credit Agreement, the Borrowers may from time to time and at any time prior to the Expiration Date borrow, repay and reborrow under this Note or prepay this Note, in whole or in part and without premium or penalty. Any payment shall be applied first to interest which is accrued and unpaid and then to principal.

     4. Manner of Payment. The Borrowers shall make payments in respect of this Note (including principal and interest) by wire transfer of immediately available funds to the account specified by the Holder.

     5. Events of Default; Acceleration. The maturity of this Note is subject to acceleration pursuant to Section 3.7 of the Credit Agreement if an Event of Default occurs and is continuing pursuant to Section 3.6 of the Credit Agreement.

     6. Collection Expenses. In the event the Borrowers fail to pay any installment of interest or principal when due, the Borrowers shall pay to the Holder, in addition to the amounts due, all costs of collection, including reasonable attorneys' fees.

     7. Borrowers Waivers. Each of the Borrowers, for itself and its successors and assigns, hereby waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Borrowers hereunder.

     8. Governing Law. All questions concerning the construction, validity and interpretation of this Note shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     9. Collateral. The Borrowers' obligations under this Note are secured by the Collateral as provided in the Credit Agreement, the Interim Financing Order and the Permanent Financing Order.

     10. Amendment and Waiver. Subject to the Credit Agreement, the provisions of this Note may be amended and waived only with the prior written consent of the Borrowers and the Holder of this Note.

     IN WITNESS WHEREOF, the Borrowers have executed this Note on the date first written above.

                KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                By:
                    -----------------------------------------------------

                Name:
                     ----------------------------------------------------

                Title:
                      ---------------------------------------------------


                FV STEEL AND WIRE COMPANY

                By:
                    -----------------------------------------------------
                Name:
                     ----------------------------------------------------
                Title:
                      ---------------------------------------------------


                SHERMAN WIRE COMPANY (f/k/a
                DeSoto, Inc.)

                By:
                    -----------------------------------------------------
                Name:
                     ----------------------------------------------------
                Title:
                      ---------------------------------------------------


                SHERMAN WIRE OF CALDWELL, INC.

                By:
                    -----------------------------------------------------
                Name:
                     ----------------------------------------------------
                Title:
                      ---------------------------------------------------


                J.L. PRESCOTT COMPANY

                By:
                    -----------------------------------------------------
                Name:
                     ----------------------------------------------------
                Title:
                      ---------------------------------------------------


                       DESOTO ENVIRONMENTAL MANAGEMENT, INC.

                 By:
                     -----------------------------------------------------
                 Name:
                      ----------------------------------------------------
                 Title:
                       ---------------------------------------------------

                                    EXHIBIT C

                               Form of Assignment

                              ASSIGNMENT AGREEMENT

THE ASSIGNED SHARES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE PURCHASER, ASSIGNEE, TRANSFEREE, OR PLEDGEE, AS APPLICABLE, ACKNOWLEDGES THE SUBORDINATION PROVISIONS APPLICABLE HERETO IN A MANNER REASONABLY SATISFACTORY TO CONGRESS FINANCIAL CORPORATION (CENTRAL).

                             Dated ________________

     Reference is made to the Debtor-In-Possession Credit Agreement dated as of February __, 2004 among Keystone Consolidated Industries, Inc. and its Subsidiaries party thereto, as Borrowers, EWP Financial LLC, as Agent, and the Lenders party thereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

     ________________  (the  "Assignor") and  ________________  (the "Assignee")
hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Annex I (the "Assigned Share") of all of Assignor's outstanding rights and obligations under the Credit Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of the Loans and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Annex I.

     2. The Assignor (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement, that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no other representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no other representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, including without limitation, all pleadings and information filed with the Bankruptcy Court; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) makes the representations and warranties to the Company set forth in Section 5.2 of the Credit Agreement.

     3. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor and the Assignee (the "Settlement Date").

     4. As of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder; and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

     5. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to all interest on the Assigned Share of the Loans which accrue on and after the Settlement Date. It is further agreed that all payments of principal made by the Company on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

     6. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     7. This Assignment Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be an original and all of which collectively shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


as Assignor                                                            as Assignee

By:                                                                    By:
   -----------------------------------------                              -----------------------------------------

Its:                                                                   Its:
    ----------------------------------------                               ----------------------------------------

                                     ANNEX I
                                       to
                              ASSIGNMENT AGREEMENT

1. Amounts:

-------------------------------- ------------------------------------------ ------------------------------------------
                                Commitment Loans
-------------------------------- ------------------------------------------ ------------------------------------------
Aggregate Amount                              $_____________                            $_______________

for all Lenders
-------------------------------- ------------------------------------------ ------------------------------------------
Assigned Share                                 ____________%                              ____________%


-------------------------------- ------------------------------------------ ------------------------------------------
Amount of                                     $______________                            $______________

Assigned Share
-------------------------------- ------------------------------------------ ------------------------------------------
Amount retained by                            $______________                            $______________

Assignor
-------------------------------- ------------------------------------------ ------------------------------------------
2. Notices:

          ASSIGNOR:                                                    ASSIGNEE:
          ==============================                                             ==============================
          ------------------------------                                             ------------------------------
          Attn:  _________________________           Attn:  ________________________
          Telephone:  ____________________           Telephone:  ____________________
          Fax:  _________________________                              Fax:  ________________________

3.        Payment Instructions:

          ASSIGNOR:                                                    ASSIGNEE:
          ==============================             ==============================
          ------------------------------             ------------------------------
          ABA No.:  _____________________            ABA No.:  ____________________
          Account No.:  ___________________          Account No.:  __________________
          Reference:  _____________________          Reference:  ____________________
          Attn:  __________________________          Attn:  ________________________

                                 SCHEDULE 5.1(b)

                                    Consents

                                      None

                                 SCHEDULE 5.1(k)

                      Existing Liens and Security Interests



1. Liens and security interests in favor of the Agent and the Lenders on the EWP Stock and EWP Net Investment pursuant to Stock Pledge Agreement dated as of November 21, 2001, securing indebtedness under the EWP Bridge Loan Agreement dated as of November 21, 2001, as amended, between the Company, the Agent and the Lenders.

2. Liens and security interests in favor of Congress securing the Congress Facility pursuant to the following instruments and documents, provided that such liens and security interests in the EWP Stock, the EWP Net Investment and the Separate Loan Proceeds Account (as such terms are defined in Schedule 5.1(k)) are and shall be subordinate to the liens and security interests in favor of Lenders:

     (i)  the Congress Facility;

     (ii) Amended and Restated Revolving Loan and Security Agreement dated as of March 15, 2002, between Sherman Wire Company and Congress;

     (iii) Amended and Restated Security Agreement dated December 29, 1995, as amended, and Amendment, Ratification and Confirmation of Secured Guaranty Agreement dated December 29, 1995, each executed by Sherman Wire of Caldwell, Inc. in favor of Congress;

     (iv) Guarantee and Waiver and Rider No. 1 to Guarantee and Waiver, each dated December 30, 1993, as amended, executed by FV Steel and Wire Company in favor of Congress;

     (v)  Mortgage,   Security  Agreement,   Assignment  of  Leases  and  Rents,
          Financing Statement and Fixture Filing dated as of March 15, 2002, executed by the Company in favor of Congress with respect to property located in Peoria, Illinois;

     (vi) Mortgage , Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated as of March 15, 2002, executed by the Company in favor of Congress with respect to property located in Springdale, Arkansas;

     (vii) Deed of Trust, Assignment, Security Agreement and Financing Statement dated as of March 15, 2002, executed by Sherman Wire Company for the benefit of Congress with respect to property located in Sherman, Grayson County, Texas;

     (viii) Deed of Trust, Assignment, Security Agreement and Financing Statement dated as of March 15, 2002, executed by Sherman Wire of Caldwell, Inc. for the benefit of Congress with respect to property located in Caldwell, Burleson County, Texas;

     (ix) Subordination and Intercreditor Agreement dated March 15, 2002, among the County of Peoria, Illinois, the Company and Congress; and

     (x) Letter Agreement regarding Application of Certain Collateral Proceeds dated March 15, 2002, between the County of Peoria, Illinois, U.S. Bank National Association, as trustee and collateral and Congress.

3. Liens and security interests in favor of the County of Peoria, Illinois securing a $10,000,000 loan to the Company pursuant to the following instruments and documents, none of which grant liens or security interests in the EWP Stock or the EWP Investment:

     (i) Subordinate Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of April 9, 2002, executed by the Company in favor of The County of Peoria, Illinois, with respect to property located in Peoria, Illinois;

     (ii) Subordinate Security Agreement dated as of April 9, 2002, executed by the Company in favor of The County of Peoria, Illinois;

     (iii) Escrow Agreement dated as of March 13, 2002,  among the Company,  The
          County   of   Peoria,    Illinois,   and   National   City   Bank   of
          Michigan/Illinois, as escrow agent.

4. Liens and security interests in favor of U.S. Bank National Association, as Trustee and Collateral Agent (in such capacity, the "Trustee"), under Indenture dated as of March 15, 2002, for the issuance of the Company's 8% Subordinated Secured Notes due 2009 (the "8% Notes"), securing such 8% Notes pursuant to the following instruments and documents, none of which grant liens or security interests in the EWP Stock or the EWP Net
     Investment:

     (i)  Mortgage,   Security  Agreement,   Assignment  of  Leases  and  Rents,
          Financing Statement and Fixture Filing dated as of March 15, 2002, executed by the Company in favor of the Trustee with respect to property located in Peoria, Illinois;

     (ii) Mortgage,   Security  Agreement,   Assignment  of  Leases  and  Rents,
          Financing Statement and Fixture Filing dated as of March 15, 2002, executed by the Company in favor of the Trustee with respect to property located in Springdale, Arkansas;

     (iii) Deed of Trust, Assignment, Security Agreement and Financing Statement dated as of March 15, 2002, executed b Sherman Wire Company for the benefit of Trustee with respect to property located in Sherman, Grayson County, Texas;

     (iv) Deed of Trust, Assignment, Security Agreement and Financing Statement dated as of March 15, 2002, executed by Sherman Wire of Caldwell, Inc., for the benefit of Trustee with respect to property located in Caldwell, Burleson County, Texas;

     (v) Security Agreement dated as of March 15, 2002, executed by the Company in favor of the Trustee;

     (vi) Security Agreement dated as of March 15, 2002, executed by Sherman Wire Company in favor of the Trustee; and

     (vii) Security Agreement dated as of March 15, 2002, executed by Sherman Wire of Caldwell, Inc. in favor of the Trustee.

5. Matters listed as liens and encumbrances on Exhibit B to the Mortgages and Deeds of Trust listed in items 4(i) through 4(iv) of this Schedule 5.1(k).

                                 SCHEDULE 6.2(c)

                              Existing Indebtedness



KEYSTONE CONSOLIDATED INDUSTRIES, INC.
SCHEDULE OF INDEBTEDNESS
(EXCLUDING ENGINEERED WIRE PRODUCTS,INC.)
FEBRUARY 25, 2004
---------------------------------------------------------------

                                                                                         Outstanding
                                                                                           Balance
Keystone Consolidated Industries, Inc.

Congress Financial Corporation (Central) - Revolving Credit Facility                       23,643,784

Congress Financial Corporation (Central) - Term Facility                                    6,093,749

8% Notes (face value - not GAAP basis)                                                     19,800,000

Peoria County - Term Facility                                                              10,000,000

6% Notes (face value - not GAAP basis)                                                     14,475,000

9 5/8% Notes                                                                                6,150,000

JLG Financial Services - Capital Lease - Boom Lift                                             51,672

                                                                                        --------------
                                                                                           80,214,205
                                                                                        --------------

Sherman Wire Company

G.E. Capital - Capital Lease - Forklift                                                        12,757

G.E. Capital - Capital Lease - Forklift                                                         4,655

G.E. Capital - Capital Lease - Forklift                                                         4,817

Greater Bay Capital - Capital Lease -                                                           9,094

                                                                                        --------------
                                                                                               31,323
                                                                                        --------------

                                                                                           80,245,528
                                                                                        ==============

                                  SCHEDULE 7.1

                                   Collateral



All real and personal property (tangible and intangible) of each of the Borrowers, now owned or hereafter acquired or created and wherever located, including without limitation:

     1. 100% of the outstanding shares of EWP (the "EWP Stock") and all cash, payments, dividends, securities and other property received, receivable, distributed or distributable with respect to, in exchange for, or on conversion of, the EWP Stock;

     2. The account maintained on the Company's books and records, which account is styled as Loan Account - EWP, Account Number 46009 and represents the Company's net investment in EWP (the "EWP Net Investment");

     3. All of each Borrower's Accounts, Receivables, Goods (including without limitation, Inventory and Equipment), General Intangibles (including without limitation, Payment Intangibles, Software and Intellectual Property), Documents, Instruments, Chattel Paper, Investment Property, Deposit Accounts (including, without limitation Borrowers' account at
          U. S. Bank National Association in Portland, Oregon, ABA number 123000220, A/C number 153656080931, Account Name: Keystone Consolidated Industries, Inc. (the "Separate Loan Proceeds Account")), Reserve or Escrow Accounts, Letter of Credit Rights, Supporting Obligations and Commercial Tort Claims (as any such terms are defined in the applicable Uniform Commercial Code);

     4. All real property and related interests and assets of each Borrower, including without limitation, leasehold interests; buildings, structures, fixtures and other improvements located thereon; licenses, easements and appurtenances thereto; and as-extracted collateral therefrom, including without limitation the real property and related interests and assets (i) of the Company located in Peoria, Illinois and Springdale, Arkansas, as such real property and related interests and assets are more particularly described in the mortgages securing the Congress Facility and the 8% Notes listed in Schedule 5.1(k); (ii) of Sherman Wire Company located in Sherman, Grayson County, Texas, as such real property and related interests and assets are more particularly described in the deeds of trust securing the Congress Facility and the 8% Notes listed in Schedule 5.1(k); (iii) of Sherman Wire of Caldwell, Inc., located in Caldwell, Burleson County, Texas, as such real property and related interests and assets are more particularly described in the deeds of trust securing the Congress Facility and the 8% Notes listed in Schedule 5.1(k); (iv) of Sherman Wire Company located in Gainesville, Texas; and (v) of FV Steel and Wire Company located in Hortonville, Wisconsin; and

     5. All Products and Proceeds (as such terms are defined in the applicable Uniform Commercial Code) of the Collateral described in items 1 through 4 of this Schedule 7.1 and all substitutions and replacements therefor.